                                                                  EXHIBIT 3.26

TRADUCCION  PUBLICA

On the left there is a seal that reads Notary Public Association. Capital Federal. Argentine Republic. Original Record of Deeds. Law 12.990. Sign and seal. It appears a number 0924. nine hundred twenty four up to 0928 in the last page of the document. There are two illegible signatures and two illegible seals. A seal reads Ricardo Mihura de Estrada. Register 4669. Notary Public. Another seal reads General Inspection of Justice. It appears a number 57781, another number 2. A seal that reads Notary Public Association of Capital Federal. It appears A 039631374 up to A 039631378 in the last page.

INCORPORATION CHARTER. ULTRAPETROL S.A. PUBLIC DEED NUMBER TWO HUNDRED AND SIXTY

In the city of Buenos Aires, Capital of the Argentine Republic, on the sixteenth
(16) day of the month of July in the year one thousand nine hundred and ninety two (1992), before me, the Authorizing Notary Public, personally appeared the following persons to me known: Mr. Juan Ernesto CAMBIASO, argentine, married, holder of the Identity Card of the Federal Police number 4.734.417, lawyer, born on the twenty-fifth day of the month of February 1944, domiciled at Carlos Pellegrini 887, 3rd floor, Buenos Aires; and Mr. Luis Maria Gonzalez Lanusa, argentine, married, holder of the Identity Card of the Federal Police number 6.109.288, lawyer, born on the eighth day of the month of November 1954, domiciled at Carlos Pellegrini 887, 3rd floor, Buenos Aires. They are both authorized persons and to me known, I testify. The appearers say that they incorporate a corporation pursuant to the following Articles of Incorporation:

ARTICLE 1: The name of the corporation is "ULTRAPETROL S.A." and its legal domicile is in the city of Buenos Aires.

ARTICLE 2: Its duration is of ninety nine years from the date of its incorporation.

ARTICLE 3: The purposes of the Corporation shall be to engage in the following activities, in this country or abroad, on its own account, or on the account of third parties, independently or associated to third parties, namely: a) To carry out the management and exploitation of vessels of its own and of third parties, as well as to act as representatives of other owners and shipowners or to engage in other related activities, inherent or complementary to said purposes. b) Handle the maritime, fluvial and lacustrine transportation, regular and/or not regular, domestic or international, of persons or of cargoes; correspondence and maritime works and services in general. c) To render training services to personnel relative to sea navigation. d) For the above mentioned purposes and, in general, for every activity developed in accordance with its Articles of Incorporation, the corporation may be constituted in owner, shipowner, to hire and lease vessels, in time charter, bareboat charter, or under any other charter to use vessels; to engage in the activities of transportation, transshipment and litherage operations and cargo complement; to develop loading, unloading and stowing operations; to render towage services; to act as shipbrokers and/or freighters, to act as maritime agents and to represent vessels of its own or of third parties; to build and repair vessels and many apparatus, as well as to exploit public and private franchises of any kind, to construct ports and also to operate them and represent third parties in any of the manner used in the maritime business. e) To mediate in every matter relative to the establishment, exploitation, management and distribution of new lines arisen from the policies fixed by competent authorities. f) The purchase, sale, building, management and exploitation of real estates, urban or rural, including the operations contemplated within the laws and rules regulating the one-floor ownership. g) To execute all kinds of acts, representations, agencies, commissions, consignments, business activities and management of properties, stocks and enterprises in general. For these purposes the corporation is legally empowered to acquire rights, enter into obligations and to perform all the acts which are not prohibited by law or by these articles.

ARTICLE 4: The Capital stock is $12,000, divided into 1200 shares with a nominal value of $10 each. The Capital Stock may be increased by decision of the Ordinary Meeting up to the quintuple of its amount according to Article 188 of Law N(degrees)19,550.

ARTICLE 5: The shares shall be registered shares, may be endorsed or not, ordinary or preferred. The latter shares shall be entitled to a preferential payment of dividend which may be cumulative or not, pursuant to the conditions of issue. An additional profit may also be fixed to them.

ARTICLE 6: The stock certificates and the provisional certificates issued shall contain the specifications and data required by Article 211 of Law 19,550. Certificates representing more than one (1) share may be issued.

ARTICLE 7: In case of arrearages to integrate the capital stock, The Board of Directors is empowered to proceed in accordance with any of the proceedings allowed by Article 193 of Law 19,550.

ARTICLE 8: By resolution adopted at a Special Meeting of Shareholders, the corporation may hereinafter issue debentures, negotiable instruments and any other evidence of indebtedness for its private or public investment, within or without the country, in the conditions of price, interests and amortization which may be deemed by the Meeting and subject to the standing legal provisions. The above mentioned titles may be issued in national or foreign currency with collateral, common or special guaranty.

ARTICLE 9: The Corporation shall be managed by a Board of Directors composed of the number of members stipulated by the Meeting between a minimum of one (1) to a maximum of five (5) who shall hold their office during the term of one (1) year. The Meeting is to designate substitute members in equal or less number than the principal members and to hold their office during the same term in order to fill the vacancies created in each class. At their first meeting, the members of the Board of Directors must appoint one President and, if there is more than one, may designated one Vice-president; the latter replaces the first in case of absence or inability. The Board of Directors may act with the presence of the simple majority of their members, and resolutions may be adopted by the majority of present votes.

ARTICLE 10: The Directors must give a guarantee in cash of $ 1,000 (one thousand pesos).

ARTICLE 11: The Board of Directors have full power to manage and dispose of the Properties, including those which by law require special powers of attorney according to Article 1881 of the Civil Code and Article 9 of Decree Law N(degrees) 5965/63. Consequently, they may enter into all kinds of legal proceedings on behalf of the Corporation for the performance of the purpose thereof, to trade with the Banks of Nacion Argentina, Nacional de Desarrollo, Provincia de Buenos Aires, Ciudad de Buenos Aires, Hipotecario Nacional and other credit institutions public or private, within or without the country; to establish agencies, branches or other type of representations within or without the country; to grant to one or more persons special judicial powers of attorney, including for criminal complaint, or extrajudicial with the purpose and as abroad as it may be deemed convenient. The legal representative of the Corporation shall be the President of the Board of Directors or the Vice-president in case of absence or inability or two Directors acting together.

ARTICLE 12: The Corporation leaves out the trusteeship according to Article 284 of Law 19,550. In case of increasing the capital, the Corporation will be included in clause 2(degrees) of Article 299 of the mentioned Law, the Meeting shall annually appoint a Regular Trustee or a Substitute Trustee, to hold their office during the term of one (1) year.

ARTICLE 13: Any Meeting shall be summoned according to Article 237 of Law 19,550, without detriment to the stipulated there for the case of unanimous Meeting.

ARTICLE 14: Each ordinary share issued is entitled to

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one (1) to five (5) voting rights, as determined while the initial capital is subscribed and opportunely when it is so increased by the Meeting. The preferential shares may be issued with or without voting right.

ARTICLE 15: The quorum and majority attendance according to Articles 243 and 244 of Law 19,550 depending on the kind of Meeting, notice, and subjects to be treated, except regarding the quorum of the Special Meeting in second notice, which is considered to be hold no matter the number of present shares with voting right.

ARTICLE 16: the fiscal year ends on the thirty first (31) day of December of each year. At that time the financial statement shall be prepared in accordance with standing accounting and technical principles commonly in use. The Meeting may amend the fiscal year ending by the recordal of pertinent resolution at Public Registry of Commerce Office informing this to the control authority. The net and taken profits shall be consigned as follows: a) Five (5) per cent, to reach up to twenty per cent (20%) of the capital subscribed for the funds of legal reservation; b) For remuneration of the Board of Directors and Trustees in such case; c) For dividends of the preferred stocks, with priority the unpaid cumulatives; d) The surplus, in whole or partially, to additional participation of the preferred stocks and to a dividend of the ordinary stocks, or to funds for contingency or preservation reserve or to a new account or to a consignment determined by the Meeting. The dividends are to be paid in proportion to the respective participations, within the year of its authorization.

ARTICLE 17: The winding-up of the Corporation may be effected by the Board of Directors or by the liquidator or liquidators appointed by the Meeting, under the observation of the Trustee or Trustees in such case. Having paid the liabilities and, reimbursed the capital, the surplus shall be distributed among the shareholders, with the preferences mentioned in the preceding article. Subscription and Payment of the Capital Stock: The Capital Stock is subscribed and paid as follows: Juan Ernesto Cambiaso subscribes six hundred (600) non endorsed ordinary registered shares, with a nominal value of ten (10) dollars and of one vote each one, that's to say $ 6,000, and pays cash the 25%, that's to say $ 1,500; and Luis Maria Gonzalez Lanuza subscribes six hundred (600) non endorsed ordinary registered shares, with a nominal value of ten (10) dollars and of one vote each one, that's to say $ 6,000, and pays cash the 25%, that's to say $ 1,500. The surplus shall be paid within two (2) years. Appointment of the Board of Directors: President : Juan Ernesto Cambiaso; Substitute Director:
Luis Maria Gonzalez Lanuza. The appraisers hereby accept the posts for which they were appointed. Authorized: It is conferred SPECIAL POWER to the Directors and/or to the doctors Alfredo Miguel O'FARREL Marcos BENEGAS LYNCH Maria Alejandra FERRARI JASO and /or Sebastian Martin IRIBARNE, individually, concomitantly or alternately, indistinctively, to accept or propose modifications, to sign rectifying or complementary deeds, to carry out and withdraw deposits of capital, to answer hearings, to take steps to be approved by the control and register authority, to sign and seal books and specially set the social domicile according to the General Resolution of the General Inspection of Justice number 6/80 Article 16, clause a. And the appraisers go on saying: According to the stipulated resolution, the social domicile will be at Carlos Pellegrini 887, third floor, Buenos Aires. For the present deed it is paid $120 (one hundred twenty) regarding Stamp Duty Tax, that will appear in the corresponding Affidavit. READ AND APPROVE this present deed by the appraisers, they sign in agreement, before me, I testify.

There appears four illegible signatures and a seal that reads ALVARO GUTIERREZ ZALDIVAR, Notary Public, Register 2101.

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NOTARIAL ORDER. Law 12.990. Sign and seal. Notary Public Association. Capital
Federal. Argentine Republic. On the right margin there is an illegible seal and a number B000941509. It is in agreement with the original copy that is in leaf 924 of the Notarial Registry N(degrees) 374 of this Capital Federal, authorized by the Notary Public Doctor Alvaro Gutierrez Zaldivar for the Corporation. As Notary Public of this Registry I issue the present Copy in (five) photocopy/ies and the present sheet that I seal and sign in Buenos Aires on the sixteenth day of the month of July 1992. There appears an illegible seal and signature. GENERAL INSPECTION OF JUSTICE. PAGE 1. Official Proceeding 00291. Description:
Incorporation Tram. Prequalified. Tram number. Correlative number 1559393. Corporation ULTRAPETROL. Before. Inscribed in this Registry under number 7542 of book 111, section A of SA. Deed/s 290 and 260. And/or private instruments. Buenos Aires 8/14/92. There is an illegible signature and a seal that reads Guillermo C. Rojas. Chief of the Registry Department. General Inspection of Justice. Another seal reads certified copy/ies T 003108024. It appears an illegible signature and a seal that reads Ricardo Mihura de Estrada. Register 4669. Notary Public. NOTARIAL ORDER. Law 404. Sign and seal. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is a number T 003108024. Buenos Aires, September 7th, 2004. As Notary Public HOLDER OF THE NOTARIAL REGISTRY 137 CERTIFIES that the enclosed document, issued in 7 leaf/ves, that I sign and seal, is/are a true copy/ies of its original, I have before me, I testify..

There is an illegible signature and a seal that reads Ricardo Mihura de Estrada. Register 4669. Notary Public.

I, MARIA CRISTINA TOUBES, a Public Translator in the Argentine Republic, duly admitted and sworn, do hereby certify the foregoing to be a true and accurate translation into English of the document in Spanish I have before me, and hereunto annexed. Done and signed in Buenos Aires, this sixteenth day of November, 2004.

ES TRADUCCION FIEL al idioma ingles de una fotocopia del documento original redactado en espanol que he tenido a la vista y al cual me remito. EN FE DE LO CUAL estampo mi firma y sello en la Ciudad de Buenos Aires, a los 16 dias del mes de noviembre de 2004.

TRADUCCION PUBLICA.

On the left there is a seal that reads Notary Public Association. Capital Federal. Argentine Republic. Original Record of Deeds. Law 12.990. Sign and seal. It appears a number 1181. one thousand one hundred eighty one. There are three illegible signatures and one illegible seal. It appears A 039683561 up to A 039683562 in the last page. There are three stamped seals. one is a number 57780, another number 2. Another that reads Notary Public Association of Capital Federal. 3/25/98. Certification $ 010,00. Machine N(degrees) 2. The other seals read Ricardo Mihura Seeber Notary Public. Registry 1950, Alvaro Gutierrez Zaldivar.

AMENDMENT OF THE ARTICLE THIRD OF THE ARTICLES OF INCORPORATION. ULTRAPETROL S.A. (in formation) PUBLIC DOCUMENT NUMBER TWO HUNDRED NINETY.

In the city of Buenos Aires, Capital of the Argentine Republic, on the fourth
(4) day of the month of August in the year one thousand nine hundred and ninety two (1992), before me, the Authorizing Notary Public, personally appeared the doctor Maria Alejandra FERRARI JASO, single, of legal age, resident of this city, to me known and qualified, I testify: the person who comes for and on behalf of and as being the representative of ULTRAPETROL S.A. (in formation), legal status justified by the public document of the incorporation of the corporation on the sixteenth day of the month of July of one thousand nine hundred and ninety two (1992), written in leaf 224 of this Registry 374, that is in pending inscription. And the appearer, in the invoke character, says: That there are some parts of the article third of the incorporation that may be remarkable, and that by the present she comes to modify the mentioned article, as follows:

"ARTICLE 3: The purposes of the Corporation shall be to engage in the following activities, in this country or abroad, on its own account, or on the account of third parties, independently or associated to third parties, namely: a) To carry out the management and exploitation of vessels of its own and of third parties, as well as to act as representatives of other owners and shipowners or to engage in other related activities, inherent or complementary to said purposes. b) Handle the maritime, fluvial and lacustrine transportation, regular and/or not regular, domestic or international, of cargoes; correspondence and maritime works and services in general. c) To render training services to personnel relative to sea navigation. d) For the above mentioned purposes and, in general, for every activity developed in accordance with its Articles of Incorporation, the corporation may be constituted in owner, shipowner, to hire and lease vessels, in time charter, bareboat charter, or under any other charter to use vessels; to engage in the activities of transportation, transshipment and litherage operations and cargo complement; to develop loading, unloading and stowing operations; to render towage services; to act as shipbrokers and/or freighters, to act as maritime agents and to represent vessels of its own or of third parties; to build and repair vessels and many apparatus, as well as to exploit public and private franchises of any kind, to participate in bids, to construct ports and also to operate them and represent third parties in any of the manner used in the maritime business. e) The purchase, sale, building, management and exploitation of real estates, urban or rural, including the operations contemplated within the laws and rules regulating the one-floor ownership. f) To execute all kinds of acts, representations, agencies, commissions, consignments, business activities and management of properties, stocks and enterprises in general. On top of this page it appears a number 1182.25. For these purposes the corporation is legally empowered to acquire rights, enter into obligations and to perform all the acts which are not prohibited by law or by these articles". READ AND APPROVE this present deed by the appraiser, she signs in agreement, before me, I testify.

There appears three illegible signatures and a seal that reads ALVARO GUTIERREZ ZALDIVAR, Notary Public, Register 2101. At the back of the page it appears a seal of Alvaro Gutierrez Zaldivar.

NOTARIAL ORDER. Law 12.990. Sign and seal. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is an illegible seal and a number B000960339. It appears the seal of Ricardo Mihura Seeber. Notary Public. Registry 1950. It is in agreement with the original copy that is in leaf 1181 of the Notarial Registry N(degrees) 374 of this Capital Federal, authorized by the Notary Public Doctor Alvaro Gutierrez Zaldivar for the Corporation. As Notary Public of this Registry I issue the present Copy in 2 (two) photocopy/ies and the present sheet that I seal and sign in Buenos Aires on the fourth day of the month of August 1992. There appears an illegible signature and a seal Alvaro Gutierrez Zaldivar. Notary Public. Registry 2101. GENERAL INSPECTION OF JUSTICE. PAGE 1. Official Proceeding 00291. Description: Incorporation Tram. Prequalified. Tram number. Correlative number 1559393. Corporation ULTRAPETROL. Before. Inscribed in this Registry under number 7542 of book 111, section A of SA. Deed/s 290 and 260. And/or private instruments. Buenos Aires 8/14/92. There is an illegible signature and a seal that reads Guillermo C. Rojas. Chief of the Registry Department. General Inspection of Justice. Another seal reads certified copy/ies under notary seal N(degrees) T 003234566. It appears an illegible signature and a seal that reads Ricardo Mihura Seeber. Register 1950. Notary Public. NOTARIAL ORDER. Law 404. Sign and seal. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is a number T 003234566. Buenos Aires, October 29th 2004. As Notary Public HOLDER OF THE NOTARIAL REGISTRY 137 CERTIFIES that the enclosed document , issued in 4 leaf/ves, that I sign and seal, is/are a true copy/ies of its original, I have before me, I testify.

There is an illegible signature and a seal that reads Ricardo Mihura Seeber. Register 1950. Notary Public.

I, MARIA CRISTINA TOUBES, a Public Translator in the Argentine Republic, duly admitted and sworn, do hereby certify the foregoing to be a true and accurate translation into English of the document in Spanish I have before me, and hereunto annexed. Done and signed in Buenos Aires, this sixteenth day of November, 2004.

ES TRADUCCION FIEL al idioma ingles de una fotocopia del documento original redactado en espanol que he tenido a la vista y al cual me remito. EN FE DE LO CUAL estampo mi firma y sello en la Ciudad de Buenos Aires, a los 16 dias del mes de noviembre de 2004.

TRADUCCION PUBLICA.

On top of each page except for the final two there is a seal that reads Notary Public Association. Capital Federal. Argentine Republic. Original Record of Deeds. Law 12.990. Sign and seal. On the left of the first page it appears a number 3446. three thousand four hundred forty six. There are two illegible signatures and one seal that reads RICARDO MIHURA SEEBER, REGISTER NUMBER 1950; and another seal that reads BERNARDO MIHURA DE ESTRADA, REGISTRY NUMBER 4669 and one illegible seal. It appears A 043190816 up to A 043190826 in the last page.

AMENDMENT OF THE INCORPORATION. ULTRAPETROL S.A. DEED NUMBER SIX HUNDRED AND
THREE

In the city of Buenos Aires, Capital of the Argentine Republic, on the fourteenth (14) day of the month of November in the year one thousand nine hundred and ninety four (1994), before me, the Authorizing Notary Public, personally appeared to me known: Mr. Manuel Lucio TORINO, Argentine, married, holder of the Identity Card of the Federal Police number 6,302,298, domiciled at Sarmiento 811, 6th floor of this city, of legal age, he is an authorized person and to me known, I testify; and that he comes for and on behalf of the corporation called "ULTRAPETROL S.A." as the Chairman of its Board of Directors and is duly qualified for this act, according to the following:

  FIRST.- The existence of the corporation with its Articles of Incorporation and later amendment, subscribed by deeds dated on the sixteenth day of July of 1992 and on the fourth day of August of 1992, before the notary public Alvaro Gutierrez Zaldivar to the leaves 924 and 1181 of the Notarial Registry 374, that in their evidences, inscribed together in the Public Registry of Commerce of the General Inspection of Justice on the fourteenth day of August of 1992 under number 7542 of the Book 111, Section A of Corporations, I have before me for this act and in a copy certified by me are enclosed to the leaf 1090, original record of deed of the year 1992 of this Registry, which I refer, ATTESTING: a) That there exists another amendment of the articles of incorporation, done by the Meeting on the twenty first day of July of 1992 and recorded in a protocol on the twenty second day of 1992, leaf 947 of the same notary public, lately approved by the Meeting on the thirtieth day of September 1992, that according to what the appraiser says it is not inscribed in the General Inspection of Justice and that, as it can be seen hereinafter has been discontinued; b) that the corporation has judicial capacity for this act, and it is directed and managed by a Board of Directors of 5 members, with one year term of office, among which one Chairman and maybe one Vicechairman have to be chosen, being the legal representation on charge of the Chairman or Vicechairman in its case, or two directors working together; c) that the capital stock is $12,000.- totally subscribed or integrated.-

  SECOND.- The election of the appraiser as President of the corporation derives from the Meeting of the thirty first day of January 1994 and of the meeting of the Board of Directors on the fifteenth day of February of 1994, whose acts, sealed respectively on leaves 52 to 54 and on leaves 48 and 49 of the Books of Acts of Assemblies and Board of Directors, sealed by the General Inspection of Justice on the thirty first day of August 1992 under numbers C 5822 and C 5823, I have before me for this act and in a copy certified by me I enclosed to the leaf 2855, original record of deed of the year 1994 of this Registry, which I refer to.- and

  THIRD.- The authorization for this act is according to the resolutions of the Special Meeting on the twenty seventh day of December of 1993, whose minutes will be describe completely hereinafter.- it STIPULATES: that the corporation that represents in its Ordinary and Special General Meeting celebrated on the twenty seventh day of December of 1993 decided TO SUSPEND the modifications incorporated to the Articles of Incorporation of the Special Meeting on the twenty first day of July of 1992, confirmed by the Special Meeting on the thirtieth day of September of 1992, whose conformation by the control authority is still pending; TO MODIFY THE NOMINAL VALUE OF THE SHARES; TO INCREASE THE CAPITAL STOCK AND TO REFORM COMPLETELY THE ARTICLES OF INCORPORATION OF THE CORPORATION.- The foregoing is stipulated in the act of the mentioned Meeting, sealed on leaves 35 to 51 of the mentioned Book of Acts, that shall be furtherly transcribed, after the entry corresponding to this Meeting of the Book of Stock Deposits and Register of Assistance to General Assemblies number 1, sealed by the General Inspection of Justice on the thirty first day of August of 1992 under number C5824.- The appraiser adds that this act LEGALIZES THE PUBLIC DEED of the amendment introduced to the Incorporation of the Corporation by the mentioned Meeting, and requests from the authorized person the transcription in this Registry on my behalf of the Entry of the Assistance Registry and the sealed Act of the mentioned Meeting, as well as the issuing of the copies, edict, expert's reports and other documentation necessary to enable the design of the amendments and their inscription, expressly authorizing the subscriber to do so. As required, the following transcriptions are done: "ORDINARY AND SPECIAL GENERAL MEETING ON THE TWENTY SEVENTH DAY OF DECEMBER OF 1993.- Serial Number. Date. Year 1993. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Eduardo Magarinos. National Identity Document 7,604,420. Sarmiento 811. fifth floor. AMOUNT OF SHARES OR CERTIFICATES. Class C 240. CAPITAL $ 2,400. Number of votes 240. SIGNATURES (there is a signature) Serial Number. Date. Year 1993. Day. Month. SHAREHOLDER (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Eduardo Magarinos. National Identity Document 7,604,420. Sarmiento 811. fifth floor. AMOUNT OF SHARES OR CERTIFICATES. Class D
240. CAPITAL $ 2,400. Number of votes 240. SIGNATURES (there is one signature) Serial Number. Date. Year 1993. Day. Month. SHAREHOLDER (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Identification) (Domicile). Eduardo Magarinos. National Identity Document 7,604,420. Sarmiento
811. fifth floor. AMOUNT OF SHARES OR CERTIFICATES. Class E 240. CAPITAL
$2,400. Number of votes 240. SIGNATURES (there is one signature) Serial Number. Date. Year 1993. Day. Month. SHAREHOLDER (Complete Name and Surname) (Identity Document) (Domicile) Marine Financial Investment Corp. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile) Betina Di Croce. National Identity Document 14,464,127. Suipacha 1111. eighteenth floor. Capital Federal. AMOUNT OF SHARES OR CERTIFICATES. Class A 240. CAPITAL $ 2,400. Number of votes
240. SIGNATURES (there is one signature) Serial Number. Date. Year 1993. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Sociedad Anonima de Navegacion Petrolera (SONAP). REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Betina Di Croce. Identity National Identification 14,464,127. Suipacha 1111. eighteenth floor. Capital Federal. AMOUNT OF SHARES OR CERTIFICATES. Class B 240. CAPITAL $ 2,400. Number of votes
240. SIGNATURES (there is one signature) (TOTAL) AMOUNT OF SHARES OR CERTIFICATES. 1,200. CAPITAL $ 12,000. NUMBER OF VOTES 1,200. This Register has been filed at twelve on the twenty seventh day of December of 1993, before three shareholders, all represented, with a total of 1,200 shares which represent a capital of $ 12,000 and give rights to 1,200 votes. (there is a signature).- ACT NUMBER 7.- In the city of Buenos Aires, on the twenty seventh day of December of 1993, in the headquarters of the corporation there is a meeting in Special and Ordinary Meeting of the shareholders of ULTRAPETROL S.A. that are registered and sign the leaf 8 of the Book of Share Deposits and Assistance Register to Assemblies N(degrees) 1, being three, all duly represented, with a total of 1,200 shares, representing $12,000.- of capital, the 100%, and give rights to 12,000 votes. At 10 the meeting is opened being chairman Mr. Felipe Menendez and without the assistance of the Justice Inspector, certifying that the communications stipulated by article 238 of Law 19,550 presented to all shareholders have been received. After that the President informs to the present shareholders the following
Agenda: 1) Considerations of the resolutions of the Special Meeting celebrated on the twenty first day of July of 1992, approved by Special Meeting on the thirtieth day of September of 1992 and its eventual reconsideration; 2) Modification of the nominal value of the shares; 3) Increasing of the Capital Stock up to six million eighty hundred sixteen thousand ninety hundred and eighty pesos ($ 6,816,980); 4) Total Reform of the Incorporation of the Corporation; 5) Appointment of the members of the Regulatory Commission; 6) To confer the necessary authorizations to carry out the stipulated; 7) Appointment of two shareholders to approve and sign the act. There follows the analysis of the first item of the Agenda: Considerations of the resolutions of the Special Meeting celebrated on the twenty first day of July of 1992, approved by Special Meeting on the thirtieth day of September of 1992 and its eventual reconsideration: The President expresses that the amendment of the articles of incorporation decided by the Special Meeting on the twenty first day of July of 1992 (Act N(degrees) 1) and approved by the Special Meeting on the thirtieth day of September of 1992 (Act N(degrees) 3) is still not inscribed in the General Inspection of Justice while some amendments were questioned. Lately, due to the incorporation of new shareholders to the Corporation, it was necessary to carry out new modifications that are still not approved. Thus, and regarding the shareholders' intention of amending again the incorporation, the resolutions taken in the Special Meeting on the twenty first day of July of 1992 (Act N(degrees) 1) and in the first item of the Special Meeting on the thirtieth day of September of 1992 (Act N(degrees) 3) shall be null and void, and this circumstance shall be communicated to the corresponding entity. After discussing the above mentioned, the shareholders unanimously accept the Chairman's report, considering the resolutions in the Special Meeting on the twenty first day of July of 1992 and in the first item of the Special Meeting on the thirtieth day of September of 1992 null void , being the valid incorporation the one that is inscribed in the Public Registry of Commerce on the fourteenth day of August 1992, with the N(degrees) 7542 of the Book 111, Section A of the Corporations. The second item of the Agenda: Modification of the nominal value of the shares in circulation: Mr. Chairman speaks and says that it is convenient to modify the nominal value of the shares, now from $10 to $1. After discussing it, those attending the meeting unanimously accept to modify the nominal value of the shares in circulation from $10 to $1, cancel the whole of the stock certificates in circulation, and issue new stock certificates according to the new nominal value, being the Board of Directors in charge of putting in force the already mentioned. Third item of the Agenda: Increase of the Capital Stock up to six million eight hundred and sixteen thousand nine hundred and eighty pesos ($ 6,816,980) the shareholders unanimously resolve, for the best fulfillment of the social objective, increase the capital stock in six million eight hundred and four thousand nine hundred and eighty pesos ($

6,804,980), thus from the amount of $12,000 to $6,816,980 capital stock investing the irrevocable contributions made by the shareholders the twenty third day of July 1992, the sixteenth day of June 1993 and the thirtieth day of November 1993 to the nominal value of their respective payment for an amount the same as the one of the increase resolved, in proportion to their respective payments. By virtue of what has been resolved, considering the second item of the Agenda, the shareholders unanimously accept to issue the whole of the capital stock of $6,816,980, that is 6,816,980 non endorsed registered common stocks of $1 nominal value and with the right to one vote each, being the Board of Directors in charge of the issuing. The issuing of the corresponding stock certificates in favor of the shareholders shall be in proportion to their present holding. The fourth item of the Agenda: Total Reform of the Incorporation of the Corporation: the shareholders shall consider the need for the integral reform of the current incorporation of the corporation, since the amendment proposed that includes the modification of the articles and the inclusion of new ones is very long and complex, changing in that way the original order, it is unanimously resolved to completely adopt and approved the new text that follows:

"ARTICLE 1: The name of the corporation is "ULTRAPETROL S.A." and its legal domicile is in the city of Buenos Aires.

ARTICLE 2: Its duration is of ninety nine years from the date of its incorporation.

ARTICLE 3: The purposes of the Corporation shall be to engage in the following activities, in this country or abroad, on its own account, or on the account of third parties, independently or associated to third parties, namely: a) To carry out the management and exploitation of vessels of its own and of third parties, as well as to act as representatives of other owners and shipowners or to engage in other related activities, inherent or complementary to said purposes. b) Handle the maritime, fluvial and lacustrine transportation, regular and/or not regular, domestic or international, of people or of cargoes; correspondence and maritime works and services in general. c) To render training services to personnel relative to sea navigation. d) For the above mentioned purposes and, in general, for every activity developed in accordance with its Articles of Incorporation, the Corporation may be constituted in owner, shipowner, to hire and lease vessels, in time charter, bareboat charter, or under any other charter to use vessels; to engage in the activities of transportation, transshipment in unloading operations and cargo complement; to carry out loading activities, unloading and stowing operations; to render towage services; to act as shipbrokers and/or freighters, to act as maritime agents and to represent vessels of its own or of third parties; to build and repair vessels and naval appliances, as well as to exploit public and private franchises of any kind, to participate in public bids, to construct ports and also to operate them and represent third parties in any way used in the maritime business. e) The purchase, sale, building, management and exploitation of real estates, urban or rural, including the operations contemplated within the laws and rules regulating the one-floor ownership. f) To execute all kinds of acts, representations, agencies, commissions, consignments, business activities and management of properties, stocks and enterprises in general. For these purposes the corporation is legally empowered to acquire rights, enter into obligations and to perform all the acts which are not prohibited by law or by these articles.

ARTICLE 4: The Capital stock is six million eight hundred and sixteen thousand nine hundred and eighty pesos (6,816,980), represented by 6,816,980 shares with a nominal value of $1 each.

ARTICLE 5: The shares shall be registered shares, may be endorsed or not, ordinary or preferred. The latter shares shall be entitled to a preferential payment of dividend which may be cumulative or not, pursuant to the conditions of issue. An additional profit may also be fixed to them. The ordinary shares shall be divided in five (5) classes A, B, C, D, and E. Each class shall represent a 20% of the social stock.

ARTICLE 6: Each ordinary share issued is entitled to one (1) to five (5) voting rights, as determined while the initial capital is subscribed and opportunely when it is so increased by the Meeting. The preferential shares may be issued with or without voting right.

ARTICLE 7: The stock certificates and the provisional certificates issued shall contain the specifications and data required by Article 211 of Law 19,550. Certificates representing more than one (1) share may be issued.

ARTICLE 8: In case of arrearages to integrate the capital stock, The Board of Directors is empowered to proceed in accordance with any of the proceedings allowed by Article 193 of Law 19,550.

ARTICLE 9: For the transfer of shares, the shareholders shall meet with the following provisions: 9.1: the shareholders shall have the preferential right to acquire the shares of the other shareholders and said requirement must be stated in the stock certificates issued by the Corporation, which shall read as follows: "In order to be transferred, the shares are to be offered first to the other shareholders, in the way stated in the By-laws of the Corporation ". In order to exercise this preferential right the shareholders must follow these regulations: (i) For the purposes of the preferential rights, shares class A and B are considered as a single class, except if they are considered to have individual rights in the present by-laws. Shares classes C, D and E are also considered as a single class. (ii) There shall be no partial offer of sale of shares of one class. Every offer must be made for all the shares representative of the class opened by the seller shareholder. (iii) If the seller were the shareholder of Class A shares, the shareholder of Class B shares must offer them for sale in the same conditions offered by the shareholder of Class A shares, and the said preferential right may only be jointly exercised by the shareholders of Classes C, D and E. In case of the exercise of this preferential right by the shareholders of Classes C, D and E jointly, they shall acquire the total shares jointly offered by the shareholders of Classes A and B, being unable to acquire shares from only one of the shareholders of Classes A and B.
(iv) If the seller were the Class B shareholder, this preferential right shall be exercised, in the first place, by the Class A shareholders. If the Class A shareholders are not willing to exercise their preferential right, this right may be jointly exercised by the shareholders of Classes C, D and E, but the Class A shareholder shall be entitled to offer for sale together with the Class B and in the same terms and conditions, their shareholdings to the shareholders of Classes C, D and E, who, in case of exercising their preferential right, must jointly acquire the Classes A and B shares offered for sale. (v) If Classes C, D or E were the property of different shareholders, and one of the m were the seller of his shareholding, he shall offer them to the shareholders of Classes C, D and E who were not sellers. If they were both interested in buying the shares on sale, they shall jointly acquire them and in the same proportion. If one of them were interested in the purchase, he shall acquire the whole of the shares on sale. If two of the shareholders of shares Classes C, D or E were sellers, they shall jointly offer their shares for sale to the remaining shareholders of shares Classes C, D or E, so that they exercise their preferential right, who can buy both Classes or just one. If those having the right according to this clause shall not exercise their preferential right, then the seller shareholder/s shall offer their shareholdings for sale in the same conditions to the shareholders of Classes A and B jointly so that they can exercise their preferential right. If the shares Classes C, D or E belong to one shareholder and seller, he shall offer for sale the whole of his shareholding without being able to offer for sale in a partial way some of the Classes of shares that he holds. The purchase preference can only be exercised by the shareholders of Classes A and B jointly, who shall jointly buy all the shares of Classes C, D and E for sale, without being able to buy the shares of only one Class. 9.2: Whenever a shareholder wishes to totally or partially transfer his shares, he shall firstly offer them for sale to the other shareholders pursuant to the provisions of 9.1, and must so notify it to the Chairman of the Board of Directors and to the shareholder entitled to the preferential right as to the transfer he wants to carry out, the price and other terms of the operation (which in all cases shall be cash) and the whereabouts of the person to whom he intends to transfer his hares, so that the shareholders entitled to the preferential right may exercise their right and purchase all said shares. This right must be exercised within the thirty (30) days upon receipt of the notification of the decision to sell. The answer must be given in writing and shall be notified in the same way to the Chairman of the Board of Directors and to the seller shareholder. If no answer is received from the shareholder entitled to the preferential right, it shall be understood that he rejects the offer. In those cases in which the preferential right corresponds successively to more than one shareholder, and the first shareholder does not exercise his preferential right, in the same way and in the same term, the seller shareholder must notify to the subsequent shareholder with preferential right so that he may exercise his right. 9.3: If the shareholder with preferential right had accepted timely and formally the offer, the transferor shareholder must deliver the shares within the thirty (30) days after the date of the notice of the acceptance given by the acquiring shareholder, who shall comply with the purchase conditions. 9.4: The exercise of the preferential right is to be made for all the shares offered. If the term for the shareholders to exercise the said right is elapsed, the Chairman of the Board of Directors shall so advise to the shareholder who informed of this decision to transfer his shares that he may transfer the said shares to the offering third party identified in the original notice and in the price and under the conditions indicated therein. If the latter transfer is not completed within the term of thirty (30) days after receipt of the notice from the president, which transfer is to be entered into the respective registry books of the Corporation, then the seller shareholder must again follow the procedure set forth in the provisions of this Clause 9 and the corresponding shareholders shall recuperate their preferential right over the said shares. 9.5: The acquisition of the shares of the corporation, of the By-laws, of the resolutions adopted by the Meeting of Shareholders and of the agreements of the shareholders, which shall be expressly declared by the acquiring shareholder in the corresponding agreement of acquisition. 9.6: The shareholders of the corporation being corporate bodies may freely transfer their shares, without being subject to the foregoing proceeding, whenever the transfer is made to a controlled or controlling corporation of the transferor shareholder corporation, being a controlled or controlling corporation when the holding relation of the block of shares among those involved is no less than 80% (eighty per cent). In all cases, in order to transfer the shares, the shareholder that wants to transfer shall formally give notice by any means to the President of the Corporation of his intention to transfer his shares to the controlled or controlling corporation, notice which must accompany all corporate documents necessary to evidence the corporate status of the corporation to which they pretend to transfer their shares. In any event, in the contract purchase-sale of shares or in the instrument whereby they are transferred, the acquiring corporation must expressly declare that they observe, approve and are bound by the Articles of Incorporation, the By-laws and by the agreements adopted by the Meeting of Shareholders and by the agreement of the existing shareholders. 9.7: Any notices to be made by authentic means shall be deemed to have been made on the same day they are delivered by the Post Office, and the term for delivery shall start on the third day after the said date if the address of the sender is in the Argentine Republic, or on the sixth day if the address is abroad. If the notice is given in person through notary public, the term for delivery shall start the day after the notarial notice is made. 9.8: The preceding provisions referring the preferential right to purchase shall not apply when the Board of Directors unanimously approved the transfer by approval of its five members. 9.9: Only the transfers of shares which meet with the preceding provisions of these Articles of Incorporation shall be entered into the Stock Registry Book of the Corporation. 9.10: If the application of articles 9.1 (iii) and 9.1 (iv) resulted in a third party acquiring shares Class A and/or B the Clauses Eleventh and Sixteenth of these Articles of Incorporation shall automatically be null and void, and from that moment the relation between the shareholders shall be regulated by the Corporate Law. The seller shareholders shall be bound to include in the respective contract a clause expressly stating this provision. This clause shall not be applicable to other transfers of shares nor to those defined in article 9.6 even though the transfers of Class A and/or B are affected.

ARTICLE 10: By resolution adopted at a Special Meeting of Shareholders, the corporation may hereinafter issue debentures, negotiable instruments and any other evidence of indebtedness for its private or public investment, within the country or abroad, in the conditions of price, interests and depreciation which may be deemed by the Meeting and subject to the standing legal provisions. The above mentioned certificates may be issued in national or foreign currency with collateral, common or special guaranty.

ARTICLE 11: The Corporation shall be managed by a Board of Directors formed by five (5) members, one (1) for each Class of shares who shall hold their office during the term of one (1) year. The Meeting is to designate substitute members in equal number than the principal members and to hold their office during the same term in order to fill the vacancies created in each class. At their first meeting, the members of the Board of Directors must appoint one Chairman and one Vice-chairman; the latter replaces the first in case of absence or inability. The Board of Directors shall act with the presence of at least four (4) of its members, and resolutions shall be adopted by the votes of its four (4) directors. The Presidency of the Board of Directors shall correspond alternatively to the Classes A and B for one term, and to the Classes C, D and E the following term and thus subsequently. The vice-presidency shall correspond to the Class which is not holding the office of the presidency.

ARTICLE 12: The Directors must give a guarantee in cash of $ 1,000.

ARTICLE 13: The Board of Directors have full power to manage and dispose of the properties, including those which by law require special powers of attorney according to Article 1881 of the Civil Code and Article 4 of Decree Law N(degrees) 5965/63. Consequently, they may enter into all kinds of legal proceedings on behalf of the Corporation for the performance of the purpose thereof, to deal with all and any financial institution and/or o public or private banks within the country or abroad; to establish agencies, branches or other type of representations within the country or abroad; proceed with the purchase, sale, exchange, lease in all types of arrangements as time charter, voyage or bareboat, leasing, renting, import of all types of goods, supply and assignment of vessels, their spare parts and appliances, accessories, materials and supplies, mediation in the consideration of the insurance to cover the risks for the services agreed and those covering the properties of the corporation of those hired by it or the risks for third parties which might be caused by these properties, all kinds of commercial operations normally carried out in ports; to contract obligations, to acquire, dispose of and mortgage vessels and other personal and real estate properties, facilities and in general all kinds of rights and abandon vessels and other properties of the Corporation in favor of underwriters, of the National

State or of any other third party if it is deemed convenient to the interests of the Corporation, as well as to carry out all the industrial operations, commercial transactions and contracts directly or indirectly related to the purposes of the Corporation; to carry out credit operations with or without expressed warranty; to contract debentures or any other debt certificate, aimed at facilitating its normal operational development for the performance of related activities, accessory and complementary to those constituted by its main purposes, to enter into agreements of temporary association for commercial purposes without formal partnership, of "Union Transitoria de Empresas " and of "Agrupacion de Colaboracion Empresaria "; to grant to one or more persons special judicial powers of attorney, including for criminal complaint, or extrajudicially with the purpose and extension deemed convenient, and to engage in any other act of disposition, investment, management and development related and beneficial to the purposes of the corporation. The legal representation of the Corporation shall be the President of the Board of Directors or the Vice-president in case of absence or inability. In case of absence of the Chairman and of the vice-chairman, the legal representation of the company shall be jointly held by two directors, one being of the Class A and B Shares and the other director of the Class C, D or E shares (being a substitute in case the third substitute director is absent).

ARTICLE 14: The control of the Corporation shall be in charge of a Control Commission made of three trustees chosen by the Shareholders' Meeting for one year. The Meeting shall annually appoint a Regular Trustee or a Substitute Trustee, to hold their office during the term of one (1) year. The Control Commission shall meet at least once every three months, formed by the presence of all of its members shall take decisions with the majority of the present votes. Its members shall attend the meetings of the Board, and shall be represented there by one or more of its members.

ARTICLE 15: Any Meeting shall be summoned according to Article 237 of Law 19,550, without detriment to the stipulated there for the case of unanimous Meeting.

ARTICLE 16: The quorum of the Ordinary Meeting, both in the first and second notice, shall be that of the Article 293 of the Corporation Law. Its resolutions in both cases shall be taken by the 80% of the shares with the right to vote that are present. The quorum and the majority of the Special Assemblies shall be, both in the first and second notice, of the 80% of the shares in circulation with a voting right. For the Ordinary Meeting, the second notice shall not be carried out before ten days from the date of the first notice. Any Meeting, Ordinary and/or Special, shall be held with a previous notice for the shareholders with at least ten (10) days in advance from the date of the meeting without detriment to the article 237 of the Law 19,550. The notice shall be sent to the domiciles of the shareholders that appear in the Book of Registry of Shares.

ARTICLE 17: the fiscal year ends on the thirty first (31) day of December of each year. At that time the financial statement shall be prepared in accordance with standing accounting and technical principles commonly in use. The Meeting may amend the fiscal year ending by the record of pertinent resolution at Public Registry of Commerce Office. The net and taken profits shall be consigned as follows: a) Five (5) per cent, to reach up to twenty per cent (20%) of the capital subscribed for the funds of legal reservation; b) For remuneration of the Board of Directors and Trustees in such case; c) For dividends of the preferred stocks, with priority the unpaid cumulative; d) The surplus, in whole or partially, to additional participation of the preferred stocks and to a dividend of the ordinary stocks, or to funds for contingency or preservation reserve or to a new account or to a consignment determined by the Meeting. The dividends are to be paid in proportion to the respective participations, within the year of its authorization.

ARTICLE 18: The winding-up of the

Corporation may be effected by the Board of Directors or by the liquidator or liquidators appointed by the Meeting, under the surveillance of the Trustee or Trustees in such case. Having paid the liabilities and, reimbursed the capital, the surplus shall be distributed among the shareholders, with the preferences mentioned in the preceding article". Mr. Chairman states that the Meeting is ordinary puts into the shareholders'consideration the fifth item of the Agenda:
Appointment of the members of the Control Commission. After a short discussion, it is unanimously decided to appoint for one year as regular members Messrs. Alberto G. Deyros; Juan Carlos Pitrelli and Horacio Calo. As alternate members Messrs. Manuel Cerdeira, Pablo Clusellas and Jorge Jose Alvarez. The sixth item of the Agenda: Give the necessary authorizations to implement the following: It is unanimously resolved to authorize Doctors Juan Ernesto Cambiaso, Alfredo Miguel O'Farrell, Luis Maria Gonzalez Lanuza, Marcos J. Benegas Lynch, Maria Alejandra Ferrari Jaso, Isabela Pucci and/or Agustin R. Miguens so that any of them may carry out the dealings to obtain the inscription of the present resolutions in the Public Registry of Commerce or where appropriate, to sign rectifying or complementary deeds of the public or private instruments that were granted, being presented before the General Inspection of Justice or any other administrative, judicial, national, provincial or municipal authority of this Republic, due to problems related to the corporation, presenting claims and requests, claim and abandon this right and of any other legal resource and carry out all the dealings for the present authorization. The seventh item of the
Agenda: Appointment of two shareholders to approve and sign the act. Mr. Menendez speaks and advises that all the shareholders should sign the incorporation, which is unanimously approved. With no further points to discuss, the meeting is adjourned at 13 hours. (Signatures) IT IS A TRUE COPY, I testify. READ to the party hereto, its content is approved and in agreement, before me, I testify. There follows some illegible words and 6.816.980.

There appear two illegible signatures and a seal that reads RICARDO MIHURA SEEBER NOTARY PUBLIC, REGISTER 1950.

NOTARIAL ORDER. Law 12.990. Sign and seal. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is an illegible seal and a number C000276987. It is in agreement with the original copy that is in leaf 3446 of the Notarial Registry N(degrees) 137 of this Capital Federal, authorized by Ricardo MIHURA SEEBER for THE CORPORATION. As Notary Public of this Registry I issue the present Copy in 11 (eleven) photocopy/ies and the present sheet that I seal and sign in Buenos Aires on the fifteenth day of the month of November 1994. There appears an illegible signature and seal RICARDO MIHURA SEEBER, NOTARY PUBLIC, REGISTER 1950. GENERAL INSPECTION OF JUSTICE. PAGE 1. Official Proceeding 00431, 01370. Description: Increase of capital Prequalified dealing. Modification of By-laws. Order number 1559393. Corporation ULTRAPETROL. Before. Inscribed in this Registry under number 7021 of book 117, section A of SA. Deed/s 603. And/or private instruments. Buenos Aires 8/7/95. Press simultaneously "Change" and "Print Page" to print, then enter. Count :* 0. There is an illegible signature and a seal that reads GUILLERMO C. ROJAS. Chief of the Registry Department. General Inspection of Justice. Another seal reads certified copy/ies under notary seal No T 003121810. It appears an illegible signature and a seal that reads BERNARDO MIHURA DE ESTRADA, REGISTRY NUMBER 4669. Notary Public. CERTIFICATION OF REPRODUCTIONS. LAW 404. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is a number
T 003121810. Buenos Aires, September 16th 2004. As Notary Public HOLDER OF THE

NOTARIAL REGISTRY 137 CERTIFIES that the enclosed reproduction, issued in 13 (thirteen) folio/s, that I sign and seal, is a TRUE COPY of its original, I have before me, I testify. There is an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.

I, MARIA CRISTINA TOUBES, a Public Translator in the Argentine Republic, duly admitted and sworn, do hereby certify the foregoing to be a true and accurate translation into English of the document in Spanish I have before me, and hereunto annexed. Done and signed in Buenos Aires, this sixteenth day of November, 2004.

ES TRADUCCION FIEL al idioma ingles de una fotocopia del documento original redactado en espanol que he tenido a la vista y al cual me remito. EN FE DE LO CUAL estampo mi firma y sello en la Ciudad de Buenos Aires, a los 16 dias del mes de noviembre de 2004.

TRADUCCION PUBLICA.


On top of each page there is a seal that reads Notary Public Association. Capital Federal. Argentine Republic. Original Record of Deeds. Law 12.990. Sign and seal. On the left of the first page and on the other pages it appears a number 582. FIVE HUNDRED AND EIGHTY TWO. There are two illegible signatures and one seal that reads RICARDO MIHURA SEEBER, REGISTRY NUMBER 1950 and another seal that reads BERNARDO MIHURA DE ESTRADA, REGISTRY NUMBER 4669. It appears A 049356772 up to A 049356779 in the last page.


CAPITAL STOCK INCREASE AMENDMENT OF THE INCORPORATION. "ULTRAPETROL S.A." DEED NUMBER SEVENTY FIVE


In the city of Buenos Aires, Capital of the Argentine Republic, on the ninth (9) day of the month of February of the year one thousand nine hundred and ninety eight (1998), before me, the Authorizing Notary Public, personally appeared to me known: MR. FELIPE MENENDEZ ROSS, Chilean, married, holder of the Identity Card of the Federal Police number 8.415.593, domiciled at 986 Leandro N. Alem Avenue, 11th floor of this city, of legal age, he is an authorized person and to me known, I testify; and that he comes for and on behalf of the corporation called "ULTRAPETROL S.A." as the President of its Board of Directors and is duly qualified for this act, according to the following:


   FIRST.- The existence of the corporation with its Articles of Incorporation and later amendment, subscribed by deeds dated on the sixteenth day of July of 1992, on the fourth day of August of 1992 and on the fourteenth day of November of 1994 before the notary public Alvaro Gutierrez Zaldivar to the leaves 924 and 1181 of the Notarial Registry 374, and the last one before me, to the leaves 3446 of this same Registry, that in their evidences, inscribed together in the Public Registry of Commerce of the General Inspection of Justice on the fourteenth day of August of 1992 under number 7542 of the Book 111, Section A of Corporations, and the last one on the seventh day of the month of August of the year 1995 under number 7021 of the Book 117, Section A of the Corporations, I have before me for this act and in copies certified the two first are enclosed to the leaf 1090, original record of deed of the year 1992 of this Registry, which I refer, ATTESTING: a) That the corporation has judicial capacity for this act, and it is directed and managed by a Board of Directors of 5 (five) members, with one year term of office, among which one President and maybe one Vice President have to be chosen, being the legal representation on charge of the President or Vice President in its case, or two directors working together; and
c) that the capital stock is $6.816.980.- totally subscribed or integrated, represented by the same number of shares of $1 nominal value each.

   SECOND.- The election of the appraiser as President of the corporation derives from the Meeting of the second day of February of the year 1997 and of the meeting of the Board of Directors on the same date, whose acts, sealed respectively on the Books of Acts of Assemblies and Board of Directors, I have before me for this act and in a copy certified I enclosed to this deed, and

   THIRD.- The authorization for this act is according to the resolutions of the Special Meeting on the thirtieth day of December of 1997, whose minutes will be describe completely hereinafter.- It STIPULATES: that the corporation that represents in its Ordinary and Special General Meeting celebrated on the thirtieth day of December of 1997 decided to increase the Capital Stock to $7.614.692. and the modifications of the Articles 4, 5, 9, 11,13 and 16 of the Statute.- The foregoing is stipulated in the act, sealed on leaves 67 to 71 of the mentioned Book of Acts of Meeting 1, signed on the thirty first day of August of 1992 under number C 5822, that shall be furtherly transcribed, after the entry corresponding to this Meeting of the Book of Stock Deposits and Register of Assistance to General Assemblies number 1, sealed to folio 17 of the mentioned book, sealed on this thirty first day of the month of August of the year 1992 under number C 5824. The appraiser adds that this act legalizes the public deed of the amendment introduced to the Incorporation of the Corporation by the mentioned Meeting, and requests from the authorized person the transcription in this Registry on my behalf of the Entry of the Assistance Registry and the sealed Act of the mentioned Meeting, as well as the issuing of the copies, edict, expert's reports and other documentation necessary to enable the design of the amendments and their inscription, expressly authorizing the subscriber to do so. As required, the following TRANSCRIPTIONS are done: "ORDINARY AND SPECIAL GENERAL MEETING ON THE THIRTIETH DAY OF DECEMBER OF 1997.- Serial Number. Date. Year 19-. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Luis Maria Gonzalez Lanuza. National Identity Document 6.109.288. C. Pellegrini 885, 3(degrees) floor. AMOUNT OF SHARES OR CERTIFICATES. Class C 1.363.396. CAPITAL $ 1.363.396. Number of votes 1.363.396. SIGNATURES (there is a signature) Serial Number. Date. Year 19--. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Luis Maria Gonzalez Lanuza. National Identity Document 6.109.288. C.Pellegrini 885, 3(degrees) floor. AMOUNT OF SHARES OR CERTIFICATES. Class C 1.363.396. CAPITAL $ 1.363.396. Number of votes 1.363.396. SIGNATURES (there is a signature) Serial Number. Date. Year 19--. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Luis Maria Gonzalez Lanuza. National Identity Document 6.109.288. C.Pellegrini 885, 3(degrees) floor. AMOUNT OF SHARES OR CERTIFICATES. Class C 1.363.396. CAPITAL $ 1.363.396.. Number of votes 1.363.396. SIGNATURES (there is a signature) Serial Number. Date. Year 19--. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Societe International D'Investissement. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Luis Maria Gonzalez Lanuza. National Identity Document 6.109.288. C.Pellegrini 885, 3(degrees) floor, Capital Federal. AMOUNT OF SHARES OR CERTIFICATES. Class C
1.363.396. CAPITAL $ 1.363.396. Number of votes 1.363.396. SIGNATURES (there is a signature) Serial Number. Date. Year 19--. Day. Month. SHAREHOLDER. (Complete Name and Surname) (Identity Document) (Domicile) Inversiones Los Avellanos S.A. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Bettina Di Croce. National Identity Document 14.464.127. Suipacha 1111 18(degrees) floor. Capital Federal. AMOUNT OF SHARES OR CERTIFICATES. Class A
1.363.396. CAPITAL $ 1.363.396. Number of votes 1.363.396. SIGNATURES (there is a signature) Serial Number. Date. Year 19--. Day. Month. SHAREHOLDER.

(Complete Name and Surname) (Identity Document) (Domicile) Inversiones Los Avellanos S.A. REPRESENTATIVE. (Complete Name and Surname) (Identity Document) (Domicile). Bettina Di Croce. National Identity Document 14.464.127. Suipacha 1111 18(degrees) floor. Capital Federal. AMOUNT OF SHARES OR CERTIFICATES. Class B 1.363.396. CAPITAL $ 1.363.396. Number of votes 1.363.396. SIGNATURES (there is a signature) (TOTAL) amount of shares or certificates. 6.816.980. CAPITAL: $
6.816.980. This Registry has been filed at ten on the thirtieth day of December of 1997, before two shareholders, all represented, with a total of 6.816.980 shares which represent a capital of $ 6.816.980 and give rights to 6.816.980 votes. (there is a signature).- SPECIAL AND ORDINARY MEETING ACT NUMBER 15.- In the city of Buenos Aires, on the thirtieth day of December of 1997, in the headquarters of the corporation there is a meeting of the Special and Ordinary Meeting of the shareholders of Ultrapetrol S.A. on the terms of article 237, third part of Law 19.550. Two shareholders are present, on representation, with a total of 6.816.980 shares, at a nominal price of $1 each, giving right to 1 vote per share, as mentioned in the Stock Certificate Register and Record of Attendance to Assemblies leaf 17, from which it is possible to see that a number of shareholders representing the total of the capital stock are present. Having the necessary legal quorum for this Meeting, at 10 the meeting is opened being president Mr. Felipe Menendez Ross in order to deal with the following Agenda:
1) Increasing of the Capital Stock up to seven million six hundred fourteen thousand six hundred and ninety two pesos ($ 7,614,692); and issuing of shares with premium. To resign to the right of preference. 2) Modification of Article 4(degrees) of the Statute. 3) Modification of Articles 5,9,11,13 and 16 of the Statute. 4) Appointment of two shareholders to approve and sign the act. After a short discussion, the agenda is approved unanimously. There follows the analysis of the first item of the Agenda: "Increasing of the Capital Stock up to seven million six hundred fourteen thousand six hundred and ninety two pesos ($ 7,614,692); and issuing of shares with premium. To resign to the right of preference." After a short discussion is approved unanimously: i) To increase the Capital Stock from $ 6,816,980 to $ 7,614,692; with 797,712 common, non endorsable registered shares, of $1 nominal value , one vote per share and with the right to one dividend from this fiscal year, with an issuing premium of $ 0,62966 each share, thus a total premium of $ 502,288; ii) That the shares shall be offered as a taking up to the shareholders and issue in this act; iii) that the shares shall be totally integrated in the taking up act. Then the representative of the shareholder of Los Avellanos S.A. says he wants to take up and pay up all the shares which represent the increase of capital of the Corporation allocating $1,300,000 of which $ 797,712 correspond to shares and $ 502,288 to the premium of the issuing, which he pays cash in this act. On the hand the representative of the shareholder Societe Internationale D'Investissement says that the person he represents resigns to the right of taking up as regards the shares that correspond to her according to her share holding and to her right to accession. Once this procedure finished, all the present shareholders, being 100% of the capital stock, approved it and confirm it unanimously. There follows the analysis of the second item of the Agenda:
"Modification of Article 4(degrees) of the Statute." After a short discussion is approved unanimously: i) to modify Article 4 of the Statute to incorporate the increase in the capital stock above mentioned, ii) to approve the text of that article which is as follows: Text of Article 4 (degrees): "The Capital stock is $7,614,692 represented by 7,614,692 shares with a nominal value of $1 each." There follows the analysis of the third item of the

Agenda: "Modification of Articles 5, 9,11,13 and 16 of the Statute." After a short discussion, the Meeting decides unanimously to modify Articles 5, 9, 11, 13, and 16 of the Statute, which are as follows:

"ARTICLE 5: The shares shall be registered shares, may be endorsed or not, ordinary or preferred. The latter shares shall be entitled to a preferential payment of dividend which may be cumulative or not, pursuant to the conditions of issue. An additional profit may also be fixed to them.

ARTICLE 9: For the transfer of shares, the shareholders shall meet with the following provisions: 9.1: the shareholders shall have the preferential right to acquire the shares of the other shareholders and said requirement must be stated in the stock certificates issued by the Corporation, which shall read as follows: "In order to be transferred, the shares are to be offered first to the other shareholders, in the way stated in the By-laws of the Corporation". In order to exercise this preferential right the shareholders must follow these regulations: i) there cannot be a partial offer of sale of shares. Any offer should be for the total of the shares of the shareholder who is selling; ii) Any sell, assignment or transfer of shares of the corporation or rights to take up shares among the shareholders shall be free and the restrictions established in this Article 9 shall not be applicable. Any other transference shall be done according to the previsions of this Article 9; 9.2: Whenever a shareholder wishes to totally or partially transfer his shares, he shall firstly offer them for sale to the other shareholders pursuant to the provisions of 9.1, and must so notify it to the President of the Board of Directors and to the shareholder entitled to the preferential right as to the transfer he wants to carry out, the price and other terms of the operation (which in all cases shall be cash) and the whereabouts of the person to whom he intends to transfer his hares, so that the shareholders entitled to the preferential right may exercise their right and purchase all said shares. This right must be exercised within the thirty (30) days upon receipt of the notification of the decision to sell. The answer must be given in writing and shall be notified in the same way to the President of the Board of Directors and to the seller shareholder. If no answer is received from the shareholder entitled to the preferential right, it shall be understood that he rejects the offer. In those cases in which the preferential right corresponds successively to more than one shareholder, such right shall be used pro rata of the corresponding share holding. 9.3: If the shareholder with preferential right had accepted timely and formally the offer, the transferor shareholder must deliver the shares within the thirty (30) days after the date of the notice of the acceptance given by the acquiring shareholder, who shall comply with the purchase conditions. 9.4: The exercise of the preferential right is to be made for all the shares offered. If the term for the shareholders to exercise the said right is elapsed, the President of the Board of Directors shall so advise to the shareholder who informed of this decision to transfer his shares that he may transfer the said shares to the offering third party identified in the original notice and in the price and under the conditions indicated therein. If the latter transfer is not completed within the term of thirty (30) days after receipt of the notice from the president, which transfer is to be entered into the respective registry books of the Corporation, then the seller shareholder must again follow the procedure set forth in the provisions of this Clause 9 and the corresponding shareholders shall recuperate their preferential right over the said shares. 9.5: The acquisition of the shares of the corporation, of the By-laws, of the resolutions adopted by the Meeting of Shareholders and of the agreements of the shareholders, which shall be expressly declared by the acquiring shareholder in the corresponding agreement of acquisition. 9.6: The shareholders of the corporation being corporate bodies may freely transfer their shares, without being subject to the foregoing proceeding, whenever the transfer is made to a controlled or controlling corporation of the transferor shareholder corporation, being a controlled or controlling corporation when the holding relation of the block of shares among those involved is no less than 80% (eighty per cent). In all cases, in order to transfer the shares, the shareholder that wants to transfer shall formally give notice by any means to the President of the Corporation of his intention to transfer his shares to the controlled or controlling corporation, notice which must accompany all corporate documents necessary to evidence the corporate status of the corporation to which they pretend to transfer their shares. In any event, in the contract purchase-sale of shares or in the instrument whereby they are transferred, the acquiring corporation must expressly declare that they observe, approve and are bound by the Articles of Incorporation, the By-laws and by the agreements adopted by the Meeting of Shareholders and by the agreement of the existing shareholders. 9.7:
Any notices to be made by authentic means shall be deemed to have been made on the same day they are delivered by the Post Office, and the term for delivery shall start on the third day after the said date if the address of the sender is in the Argentine Republic, or on the sixth day if the address is abroad. If the notice is given in person through notary public, the term for delivery shall start the day after the notarial notice is made. 9.8: The preceding provisions referring the preferential right to purchase shall not apply when the Board of Directors unanimously approved the transfer by approval of its five members. 9.9: Only the transfers of shares which meet with the preceding provisions of these Articles of Incorporation shall be entered into the Stock Registry Book of the Corporation.

ARTICLE 11: The Corporation shall be managed by a Board of Directors formed by five (5) members, who shall hold their office during the term of one (1) year. The shareholder who owns most of the capital stock of the corporation shall have the right to name three members of the Board. The minority shareholders shall have the right to choose two members of the Board. It shall be considered the majority shareholder the one who has the capacity to be present in every kind of shareholders Assemblies and Board of Directors meetings. The Meeting is to designate substitute members in equal number than the principal members m in order to fill the vacancies created. At their first meeting, the members of the Board of Directors must appoint one Chairman and one Vice-chairman; the latter replaces the first in case of absence or inability. The Board of Directors shall act with the presence of at least four (4) of its members, and resolutions shall be adopted by the votes of its four (4) directors. The Boards meetings shall be notified ten (10) days in advance in the domicile of each Director. The Presidency of the Board of Directors shall correspond alternatively to the major shareholder one term and to the minority shareholder the following term and so on unless the Board decides something different. The vice-presidency shall correspond to the shareholder who is not holding the office of the presidency.

ARTICLE 13: The Board of Directors have full power to manage and dispose of the properties, including those which by law require special powers of attorney according to Article 1881 of the Civil Code and Article 4 of Decree Law N(degrees) 5965/63. Consequently, they may enter into all kinds of legal proceedings on behalf of the Corporation for the performance of the purpose thereof, to deal with all and any financial institution and/or o public or private banks within the country or abroad; to establish agencies, branches or other type of representations within the country or abroad; proceed with the purchase, sale, exchange, lease in all types of arrangements as time charter, voyage or bareboat, leasing, renting, import of all types of goods, supply and assignment of vessels, their spare parts and appliances, accessories, materials and supplies, mediation in the consideration of the insurance to cover the risks for the services agreed and those covering the properties of the corporation of those hired by it or the risks for third parties which might be caused by these properties, all kinds of commercial operations normally carried out in ports; to contract obligations, to acquire, dispose of and mortgage vessels and other personal and real estate properties, facilities and in general all kinds of rights and abandon vessels and other properties of the Corporation in favor of underwriters, of the National State or of any other third party if it is deemed convenient to the interests of the Corporation, as well as to carry out all the industrial operations, commercial transactions and contracts directly or indirectly related to the purposes of the Corporation; to carry out credit operations with or without expressed warranty; to contract debentures or any other debt certificate, aimed at facilitating its normal operational development for the performance of related activities, accessory and complementary to those constituted by its main purposes, to enter into agreements of temporary association for commercial purposes without formal partnership, of "Union Transitoria de Empresas" and of "Agrupacion de Colaboracion Empresaria"; to grant to one or more persons special judicial powers of attorney, including for criminal complaint, or extrajudicially with the purpose and extension deemed convenient, and to engage in any other act of disposition, investment, management and development related and beneficial to the purposes of the corporation. The legal representation of the Corporation shall be the President of the Board of Directors or the Vice-president in case of absence or inability. In case of absence of the President and of the vice-president, the legal representation of the company shall be jointly held by two directors, one should be a Director named by the majority shareholder the other one a Director chosen by the minority shareholder.

ARTICLE 16: The quorum of the Ordinary Meeting, both in the first and second notice, shall be that of the Article 243 of the Corporation Law. Its resolutions in both cases shall be taken by the 80% of the shares with the right to vote that are present. The quorum and the majority of the Special Assemblies shall be, both in the first and second notice, of the 80% of the shares in circulation with a voting right. For the Ordinary Meeting, the second notice shall not be carried out before ten days from the date of the first notice. Any Meeting, Ordinary and/or Special, shall be held with a previous notice for the shareholders with at least ten (10) days in advance from the date of the meeting without detriment to the article 237 of the Law 19,550. The notice shall be sent to the domiciles of the shareholders that appear in the Book of Registry of Shares. Therefore, in view of the modifications of Articles 4, 5, 9, 11, 13, and 16 of the Social Statute it is unanimously decided to authorize Mr. Jorge Luis Perez Alati, Betina Di Croce, Paula Maria Suter, Lucian Veronica Zuccatosta, Maria Marta Sanchez de Bustamante y Adela Alicia Codagnone so that on behalf of Ultrapetrol S.A. and acting as any of them they may carry out the dealings to obtain the inscription from the General Inspection of Justice of the present modifications approved by this Meeting with the power to accept the modifications required by that agency, and propose, in such case, alternative texts presenting claims and requests, claim and abandon this right and of any other legal resource and carry out all the dealings for the present authorization to sign rectifying or complementary deeds of the public or private instruments that were granted The fourth item of the Agenda is being discussed:
Appointment of two shareholders to approve and sign the act. After a short discussion it is decided that that all the shareholders should sign the incorporation, which is unanimously approved. With no further points to discuss, the meeting is adjourned at 11 hours. (Signatures) IT IS A TRUE COPY, I testify. READ to the party hereto, its content is approved and in agreement, before me, I testify. There follows some illegible words and three illegible signatures and a seal that reads Ricardo Mihura Seeber, Notary Public, Register 1950.


NOTARIAL ORDER. Law 12.990. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there a number C000773133. It is in agreement with the original copy that is in leaf 0582 of the Notarial Registry No 137 of this Capital Federal, authorized by Ricardo MIHURA SEEBER for "ULTRAPETROL S.A." As Notary Public of this Registry I issue the present Copy in 8 (eight) photocopy/ies and the present sheet that I seal and sign in Buenos Aires on the tenth day of the month of February 1998. There appears an illegible signature and two seals Ricardo Mihura Seeber, Notary Public, register 1950.


There appears an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.


GENERAL INSPECTION OF JUSTICE. 1998. Official Proceeding Number 01201 284007. CAPITAL STOCK INCREASE. CORPORATE PURPOSE WIDENING. 01370 284007. AMENDMENT OF BYLAWS. NUMBER: 1559393. CORPORATION. Firm Name ULTRAPETROL, (before) Inscribed in this Registry under number 582 of book 1, section - of JOINT STOCK COMPANIES and/or private instruments. To count: *0. Buenos Aires, 04/14/98. There is an illegible signature and a seal that reads Dr. PATRICIA LAURA MAZZADI Chief. Registry Department. Another seal reads certified copy/ies in the Notarial Seal N(degrees) T003121814. It appears an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.


CERTIFICATION OF REPRODUCTIONS. LAW 404. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is a number T 003121814. Buenos Aires, September 16th 2004. As Notary Public HOLDER OF THE NOTARIAL REGISTRY 137 CERTIFIES that the enclosed reproduction, issued in 010 (ten) folio/s, that I sign and seal, is a TRUE COPY of its original, I have before me, I testify. There is an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.


I, MARIA CRISTINA TOUBES, a Public Translator in the Argentine Republic, duly admitted and sworn, do hereby certify the foregoing to be a true and accurate translation into English of the document in Spanish I have before me, and hereunto annexed. Done and signed in Buenos Aires, this sixteenth day of November, 2004.


ES TRADUCCION FIEL al idioma ingles de una fotocopia del documento original redactado en espanol que he tenido a la vista y al cual me remito. EN FE DE LO CUAL estampo mi firma y sello en la Ciudad de Buenos Aires, a los 16 dias del mes de noviembre de 2004.

TRADUCCION PUBLICA.


[On the left there is a seal that reads Notaries' Public Association. Federal Capital. Argentine Republic. Original Record of Deeds, and another seal that reads MINISTRY OF JUSTICE, GENERAL INSPECTION OF JUSTICE. Folios are numbered A 046548863 through A 046548864. There are three illegible signatures and a seal that reads RICARDO MIHURA SEEBER, NOTARY PUBLIC, REGISTER 1950, another seal that reads General Inspection of Justice.


There appears a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669. On the top, left-hand side there appear numbers 3753 (three thousand, seven hundred and fifty three) (first page of document) and 3754 (three thousand, seven hundred and fifty four) (third page)].


FILING OF CHANGE OF REGISTERED OFFICE - "ULTRAPETROL S.A." - DEED No. FIVE HUNDRED AND SIXTY NINE.


In Buenos Aires, Capital City of the Argentine Republic, on this TWENTY THIRDTH day OF OCTOBER of the year ONE THOUSAND AND NINETY SIX, before me authorizing Notary Public, there appears Mr. Manuel Lucio TORINO. Argentine, bearer of Cedula de Identidad (Identity Card) No. 6.302.298, issued by the Federal Police Department, neighbor of this city, capable, of age, personally known to me, I attest. I also witness that he appears in these proceedings in the name and on behalf of the corporation called "ULTRAPETROL S.A." in his capacity as Chairman of the Board, and that he has been especially empowered to enter into these presents, as evidenced by: 1) The existence of the Corporation with its By-laws and amendments delivered, the first and second, before Notary Public Alvaro Gutierrez Zaldivar and the third one before me by public deed on July 16th, 1992, August 4th, 1992 and November 14th 1994 registered on folio 924,1181 and 3446 of Notarial Record No. 374,374 and 137 in their Notarial act jointly registered the first and the second in the Public Registry of Commerce of the General Inspection of Justice on August 14th, 1992 under N(degrees) 7542, Book 111, volume A of Corporations and the third one on August 7th, 1995 under N(degrees) 7021, Book 117, Volume A of Corporations I have before me, a certified copy of the former was attached on folio 1090, Year 1992 protocol on this same Record, I attest.


IT IS HEREBY CERTIFIED a) that the corporation has legal capacity for the act and that it is managed by a Board of Directors formed by 5 regular members, who hold office for one year and that a Chairman shall be appointed among them and a Vice-chairman might be appointed from among its number and that the Chairman, or the Vice-Chairman in absence of the former, or two directors shall jointly act as the corporation's legal representatives and b) that the corporate domicile is in the city of Buenos Aires, and the previous registered office domicile was in Carlos Pellegrini 887, 3(degrees) floor.


SECOND: The appointment of Mr. Manuel Lucio Torino as President of the Corporation results from the Shareholders' Meeting dated January 30th, 1996 and the Board Meeting dated February 22nd, 1996, whose Minutes were recorded on Folio 61 and following and folio 91 of the Minutes Book of Shareholders' and Board Meetings, registered on August 31st, 1992 under No.

C 5822 and C 5823 and certified copies of which I attached to folio 2267, year 1996 protocol of this Record, I attest. And


THIRD: The authorization for this act results by the resolution taken at the Board Meeting held on May 22nd, 1996 and recorded on folio 92 of the above-mentioned Minutes Book of Board Meetings I have before me and which is fully transcribed below. Mr. Manuel Lucio Torino, hereby DEPOSES AND REPRESENTS AS FOLLOWS: That the corporation he represents, at the Meeting held on May 22nd of the current year agreed to change the registered office.


I herein below transcribe the following minutes of the Board of Meeting which I have before me: " In the City of Buenos Aires, on May 22nd, 1996, the undersigned Members of Ultrapetrol S.A. Board held their meeting at 15.30 under the Chairman Manuel Lucio Torino who starts the Meeting. He took the floor and stated it had been previously ommited to state that the corporation has moved its registered office to LEANDRO N. ALEM 986, 11(TH) FLOOR, CAPITAL FEDERAL. There being no further business to transact, the meeting was adjourned at 16:00." (Four signatures follow"). IT IS A TRUE COPY OF THE ORIGINAL, I ATTEST.


He requests that I issue such copies, forms, opinions and writs as may be necessary to speed up both formalities, which I am authorized to register in the General Inspection of Justice. THESE PRESENTS HAVING BEEN READ, Mr. Manuel Lucio Torino ratifies these presents and affixes his hand, I attest.


There follow three illegible signatures and a seal that reads RICARDO MIHURA SEEBER, NOTARY PUBLIC, REGISTER 1950. NOTARIAL ORDER. Law 12.990. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there a number C000571320.


It is in AGREEMENT with the original copy that is in leaf 3753 of the Notarial Registry No 137 of this Capital Federal, authorized by Ricardo MIHURA SEEBER for THE COROPORATION. As NOTARY PUBLIC of this Registry I issue the present FIRST COPY in 2 (TWO) photocopy/ies and the present sheet that I seal and sign in Buenos Aires on the TWENTY THIRD day of the month of OCTOBER 1996. There appears an illegible signature and Seal.


There appears an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.


GENERAL INSPECTION OF JUSTICE. Official Proceeding Number 00081 222217. CHANGE OF REGISTERED OFFICE. NUMBER: 1559393. CORPORATION. Firm Name ULTRAPETROL, (before) Inscribed in this Registry under number 10697 of book 119, section A-of JOINT STOCK COMPANIES and/or private instruments. Deed/s 569. To count: *0. Buenos Aires, 10/29/96. There is an illegible signature and seal. Copy/ies certified under notarial seal No T 003108096. There follow an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.


CERTIFICATION OF REPRODUCTIONS. LAW 404. Notary Public Association. Capital Federal. Argentine Republic. On the right margin there is a number T 003108096. Buenos Aires, September 16th 2004. As Notary Public HOLDER OF THE NOTARIAL REGISTRY 137 CERTIFIES that the enclosed reproduction, issued in 04 (four) folio/s, that I sign and seal, is a TRUE COPY of

TRADUCCION PUBLICA.


its original, I have before me, I testify. There is an illegible signature and a seal that reads BERNARDO MIHURA de ESTRADA, NOTARY PUBLIC, REGISTER 4669.


I, MARIA CRISTINA TOUBES, a Public Translator in the Argentine Republic, duly admitted and sworn, do hereby certify the foregoing to be a true and accurate translation into English of the document in Spanish I have before me, and hereunto annexed. Done and signed in Buenos Aires, this sixteenth day of November, 2004.


-ES TRADUCCION FIEL al idioma ingles de una fotocopia del documento original redactado en espanol que he tenido a la vista y al cual me remito. EN FE DE LO CUAL estampo mi firma y sello en la Ciudad de Buenos Aires, a los 16 dias del mes de noviembre de 2004.